1 August 5, 2026 Q2 2026 Earnings

2 Forward Looking Statements & Non-GAAP Measures Forward-looking statements Certain statements in this presentation by Freshpet, Inc. (the “Company”) constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements related to our opportunities and expected size of the category, strategy to grow MVPs including omnichannel, technology and marketing, expected impact of new technology on product quality, capacity needs and new product forms as well as impact on adjusted gross margin improvement once full optimized, capex spending in 2026, capital efficiency framework and 2026 guidance and 2027 targets. Words such as "anticipate", "believe", "could", "estimate", "expect", "guidance", "intend", "may", "might", "outlook", "plan", "predict", "seek", "will", "would" and variations of such word and similar future or conditional expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including the implementation of our new technologies in the time frame, at the rate, at the cost, or with anticipated efficiencies and impact on formulation and product quality we expect, changes in consumer sentiment, economic uncertainty, changes in rates of pet acquisition, the launch of new competitive products, changes in management, impact of tariffs, fuel, energy and ingredient pricing, effectiveness of media campaigns, success rate of new chillers, failure of our marketing or new distribution channels to meet expectations, the and most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Non-GAAP measures Freshpet uses certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA as a % of net sales (Adjusted EBITDA Margin), Adjusted Gross Profit, Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin), Adjusted SG&A and Adjusted SG&A as a % of net sales, and Free Cash Flow. These non- GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income plus depreciation and amortization expense, interest expense net of interest income and income tax (benefit) expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business charges. Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment, Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business charges, and Free Cash Flow as net cash flows provided by operating activities less capital expenditures. Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures represent the Company's guidance for fiscal year 2026. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of costs of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above. 2Q26 Earnings Presentation

3 Freshpet’s mission is to help dogs and cats live longer, happier, healthier lives with the people who love them 2Q26 Earnings Presentation

4 Highlights

5 Our results, and the number of competitors trying to emulate us, continue to prove that fresh is the future of pet food, and we remain well positioned to capture a meaningful share of what we believe can become a $10 billion category over time.

Q2 2026: Strong sales and margin growth



Financial

	Q2 2026	YoY Change
Net Sales	**$305.6M**	**+15.5%**
Adjusted Gross Margin*	**48.6%**	**+170 bps**
Net Income	**$19.5M**	**+$3.1M**
Adjusted EBITDA	**$52.2M**	**+$7.8M**
Adjusted EBITDA Margin*	**17.1%**	**+30 bps**
Logistics Costs*	**6.9%**	+120 bps
Input Costs*	**28.6%**	**-30 bps**
Quality Costs*	**2.5%**	+50 bps
Operating Cash Flow	**$44.4M**	**+$10.5M**
Free Cash Flow	**$14.7M**	**+$14.3M**

Retail

Comparisons to prior year period unless otherwise noted	Q2 2026
Total Household Penetration	**+5%**
Total Buy Rate	**+7%**
MVP Household Penetration	**+11%**
Fridge Growth	**+5%**
Cubic Feet of Fridges	**+6%**
Store Count	**+5%**
Total Distribution Points	**+13%**
Ecommerce[1] Share of Sales	**16.7%**
Market Share[2]	**4.3%**

**As a percent of net sales*

Source: Internal Data, Numerator for 12 months ended 6/28/26, Nielsen for 52W ended 6/27/26
1 Ecommerce includes Click & Collect, Last Mile Delivery, Pure Play, and DTC
2 Market share of US dog food and treats from Nielsen Omnichannel

2Q26 Earnings Presentation freshpet | 6

Freshpet's opportunity



freshpet

Large category, growing market share	Growing Total Addressable Market (TAM)	Improving returns on capital
~$38B Dog food and treats category; Freshpet has 4.3% market share	36M Households and growing; Generational shift	Disciplined capital spending; applying capital efficiency framework with scale benefits

Source: NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 6/27/26
Total Addressable Market based on Internal Proprietary Model sourced from Numerator

2Q26 Earnings Presentation freshpet | 7

8 Significant runway for growth in a large category Source: NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 6/27/26 ~$57B U.S. pet food category ~$38B Dog food and treats category 4.3% Freshpet market share of dog food and treats

9 Generational transition to younger pet parents continues to increase Freshpet’s Total Addressable Market (TAM) 27 33 36 2023 2024 2025 Freshpet Total Addressable Market (households in millions) Source: Internal Proprietary Model sourced from Numerator 2Q26 Earnings Presentation

10 10.2 11.2 13.4 15.1 15.9 2022 2023 2024 2025 2026 Continued growth in consumer franchise; added ~0.8M households YoY Source: Numerator Panel data for the 12-month periods ending 7/3/22, 7/2/23, 6/30/24, 6/29/25, 6/28/26 Freshpet Household Penetration Growth (in millions) (52 weeks) 10% 19% 13% 5% 2Q26 Earnings Presentation

11 Freshpet Users who are MVP’s* (Ultra/Super Heavy Buyers) (in millions) Source: Numerator Panel data for the 12-month periods ending 7/3/22, 7/2/23, 6/30/24, 6/29/25, 6/28/26 *Most Valuable Pet Parents Freshpet Users who are MVP’s (Ultra/Super Heavy Buyers) (in millions) 1.2 1.5 1.9 2.3 2.6 $437 $483 $491 $492 $515 $425 $445 $465 $485 $505 $525 $545 -0.1 0.4 0.9 1.4 1.9 2.4 2.9 2022 2023 2024 2025 2026 MVP Household Penetration MVP Buy Rate 71% of Freshpet sales % of total Freshpet households that are MVP’s 11% 14% 15% 15% 16% 2Q26 Earnings Presentation

12 MVP growth supports buy rate expansion Freshpet Buy Rate (52 weeks) $81 $97 $104 $109 $117 2022 2023 2024 2025 2026 Source: Numerator Panel data for the 12-month periods ending 7/3/22, 7/2/23, 6/30/24, 6/29/25, 6/28/26 19% 7% 4% 7% 2Q26 Earnings Presentation

13 Large retail footprint acts as micro fulfillment centers for omnichannel customers with 78% of our delivered sales through the fridge network Second/Third Fridges 25% One Fridge 75% 19,499 21,570 22,716 23,631 25,281 26,777 28,141 30,235 30,721 10,825 13,386 15,023 16,562 18,095 19,829 22,385 24,717 26,963 29,547 34,274 36,544 39,347 39,938 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 YTD 2026 Store Count Fridge Count Freshpet Store & Fridge Counts Number of Fridges per Store* Source: Internal data for the period ending 6/30/26; *U.S. and Canada Fridges 2Q26 Earnings Presentation

14 Building a franchise for MVPs • Driving more access via retail based TDP’s (+13%) and online expansion • Large fridge network enables local delivery and increases holding capacity for online sales • Realizing outsized digital growth through ecommerce and DTC expansion • Concentrating investment across the highest-value MVP touchpoints • “Better Food for Your Better Half” creative addressing MVP motivations & barriers to purchase • Capturing next generation of pet parents with disproportionate gains among Millennials & Gen Z Omnichannel focus Marketing & Consumer Engagement ‘Real’ Food Leadership • Expanding our product leadership in ‘real’ food drives main meal feeding & buy rate • Breadth of forms, sizes, prices and channels that continue to outsell competitive entries at retail • Innovative technology enables new forms and formulation capabilities

15 New bag technology is a strategic enabler for better product quality, greater capacity, and new forms of innovation Our New Technology Unlocking Innovation Capabilities 2Q26 Earnings Presentation Texture Shape Aroma Quality Consistency, days open Color Simplified recipes Clean ingredients

16 Expect new bag technology to deliver ~100 basis points* of adjusted gross margin improvement on an annualized basis When fully optimized, the new bag technology is expected to: *Basis point improvement on total business on an annualized basis and based on lines we have installed by the end 2027 Produce more product per day than a conventional line and drive greater ROIC Deliver a higher quality product with lower quality costs Enable more innovative product forms Drive higher yields 2Q26 Earnings Presentation

Manufacturing Capacity Update

- Owning our manufacturing enables us to advance the technology of the fresh pet food category
- Three bag lines now utilizing new technology across the network (1 full, 2 lite)
- Expect to spend ~$150m in capex in 2026, primarily on capacity

Facility	# Lines Today	# Lines Projected
Bethlehem Kitchen	7	7
Kitchen South	4	7
Ennis Kitchen	5	10+
Total	**16**	**24+**



Source: Internal Data

2Q26 Earnings Presentation freshpet | 17

18 Capital Efficiency Framework More out of existing lines More out of existing sites Develop & implement new technologies

19 Q2 2026 Results

20 Q2 2026 Net sales primarily driven by volume $264.7 $305.6 Q2 2025 Q2 2026 15.5% Source: Internal Data 15.7% -0.2% 15.5% Volume Price/Mix Net Sales Growth Q2 2026 Net Sales ($m) Q2 2026 Net Sales Bridge 2Q26 Earnings Presentation

21 Consumption growth across all channels Source: NIQ consumption data, latest 13 weeks thru 6/27/26 and internal sales data Q2 2026 Consumption Growth ($) Consumption Growth Trends (volume in pounds) 13% 10% 9% 4% 11% Total US Pet Retail Plus + Costco Total US Pet Retail Plus XAOC Food Pet Specialty 13% 11% 10% 15% 15% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 2Q26 Earnings Presentation

22 Q2 2026 delivered strong margin improvement driven by operating performance Q2 2026 Adj. Gross Margin % of net sales Q2 2026 Adj. EBITDA ($m) % of net sales 46.9% 48.6% Q2 2025 Q2 2026 $44.4 $52.2 Q2 2025 Q2 2026 16.8% 17.1% Net Income$16.4m $19.5mGross Margin (GAAP) 42.1%40.9% Source: Internal Data 2Q26 Earnings Presentation

23 Guidance

FY 2026 Guidance

Additional considerations:

- **Net Sales:** Uncertain consumer environment; lapping large club customer expansion in Q3
- **Adjusted Gross Margin:** Now expect ~100-150 bps* improvement year-over-year primarily driven by operational improvements
- **Inflation:** Anticipate higher costs in logistics, packaging, etc.
- **Advertising Investment:** Expect media as a percent of sales to be in-line with 2025
- **Cash Flow:** Free cash flow expected to be greater than 2025

	Previous	Updated
Net Sales Growth YoY	8% - 11%	10% - 12%
Adjusted EBITDA	$205 - $215M	$210 - $220M
Capital Expenditures	~$150M	No change



*At midpoint of the net sales guidance

2Q26 Earnings Presentation freshpet | 24

25 2027 Targets Expand HH Penetration & Buy Rate Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity >49% Adjusted Gross Margin Target 20-22% Adjusted EBITDA Margin Target Net sales well in excess of category growth rate >Category 2Q26 Earnings Presentation Raised Adjusted Gross Margin Target from >48% to >49%

26 Capital Spending, Cash Flow & Liquidity

27 Strong financial position with increasing flexibility Source: Internal Data Operating Cash Flow ($m) $38.7 $84.8 YTD Q2 2025 YTD Q2 2026 Capital Spending: • YTD spend of $29.7 million • Estimated 2026 spending of ~$150 million • First share repurchase authorization announced in May; executed $86.5 million and repurchased 1.6 million shares as of the end of July Cash flow: • Generated $84.8 million of operating cash flow YTD, a YoY increase of $46.1 million driven by higher sales and difference in variable compensation payments • YTD Free cash flow* of $27.4 million Liquidity: • $350.8 million of cash-on-hand as of 6/30/26 • Strong balance sheet provides ample financial flexibility *Free Cash Flow is defined as net cash flows provided by operating activities less capital expenditures. 2Q26 Earnings Presentation

28 Appendix

29 Freshpet, Inc. and Subsidiaries Reconciliation between Gross Profit and Adjusted Gross Profit Source: Internal Data 2Q26 Earnings Presentation Six Months Ended June 30, Three Months Ended June 30, 2025202620252026 (Dollars in thousands) $ 211,978$ 249,368$ 108,190$ 128,694Gross profit 28,90935,15613,72917,858Depreciation expense 3,1143,4691,8311,882Non-cash share-based compensation 25512260—Loss on disposal of manufacturing equipment $ 244,256$ 288,005$ 124,010$ 148,434Adjusted Gross Profit 46.3%47.7%46.9%48.6%Adjusted Gross Profit as a % of Net Sales

Freshpet, Inc. and Subsidiaries Reconciliation between Net Income and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
	(Dollars in thousands)			
Net income	$ 19,488	$ 16,356	$ 67,996	$ 3,659
Depreciation and amortization	24,252	19,896	48,530	41,013
Interest expense, net of interest income	484	1,546	1,189	2,610
Income tax expense	6,107	(102)	23,240	32
EBITDA	**50,331**	**37,696**	**140,955**	**47,314**
Non-cash share-based compensation (a)	6,380	6,221	15,516	15,037
Loss on disposal of property, plant and equipment	28	485	154	646
Gain on equity investment	(4,539)	—	(66,552)	—
Distributor transition costs (b)	—	—	—	10,680
Legal obligation (c)	—	—	—	4,987
International business charges (d)	—	—	—	1,273
Adjusted EBITDA	**$ 52,200**	**$ 44,402**	**$ 90,073**	**$ 79,937**
Adjusted EBITDA as a % of Net Sales	17.1%	16.8%	14.9%	15.1%

a. Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
b. Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
c. Represents the net settlement charges for all claims related to the litigation with Phillips.
d. Represents termination costs due to a business change in our international go-to-market strategy.

Source: Internal Data

2Q26 Earnings Presentation freshpet | 30

31 Freshpet, Inc. and Subsidiaries Reconciliation between Net Cash Flows Provided by Operating Activities and Free Cash Flow 1 Capital expenditures is equivalent to the amount included in "Acquisitions of property, plant and equipment, software and deposits on equipment" on our Consolidated Statements of Cash Flows for the reported period. Source: Internal Data 2Q26 Earnings Presentation Six Months Ended June 30, 20252026 (Dollars in thousands) $ 38,693$ 84,754Net cash flows provided by operating activities (59,932)(57,324)less: capital expenditures $ (21,239)$ 27,430Free Cash Flow

Convertible Share Dilution Calculations at Maturity

We have run share dilution calculations to compare outcomes for the 2028 convertible notes

- Freshpet has structured the convertible with Flexible Settlement, so we have the option to settle the convertible in shares, cash, or a combination at its option
- We have run convertible dilution calculations once using the most dilutive physical settlement method (i.e. Freshpet delivers all underlying shares upon conversion if the convertible is in-the-money) and again using net share settlement method (i.e. Freshpet delivers the $402.5mm principal amount in cash and any remaining in-the-money amount in shares under Treasury Stock method)

	Physical Settlement (mm shares) [1,2]		Net Share Settlement (mm shares)	
Stock Price at Maturity	Convert	Convert + Capped Call	Convert	Convert + Capped Call
$100.00	5.8	4.0	1.8	0.0
$110.00	5.8	3.7	2.1	0.0
$120.00	5.8	3.4	2.4	0.0
$130.00	5.8	3.5	2.7	0.4
$140.00	5.8	3.7	2.9	0.8
$150.00	5.8	3.8	3.1	1.1
$160.00	5.8	4.0	3.3	1.4
$170.00	5.8	4.1	3.4	1.7
$180.00	5.8	4.2	3.5	1.9
$190.00	5.8	4.2	3.7	2.1
$200.00	5.8	4.3	3.8	2.3

Note: *Based on Freshpet's $402.5mm convertible offering, a $54.65 stock price at issue, a 27.5% conversion premium, and an up 120% capped call.*

1. *If the convertible is in-the-money, Freshpet can deliver full underlying shares at its option since it has chosen a Flexible Settlement Structure.*
2. *At stock prices below the conversion price, the convertible is redeemed for cash without any equity dilution.*

Source: Internal Data

2Q26 Earnings Presentation freshpet | 32

33 Thank you